                                                                 Exhibit 99.b1.1


                      DFA INVESTMENT DIMENSIONS GROUP INC.


                      ARTICLES SUPPLEMENTARY TO THE CHARTER

         DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation") and registered under the Investment Company Act of 1940 as an open-end company, hereby certifies, in accordance with the requirements of Section 2-208 and
Section 2-208.1 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation has authority to issue a total of Three Billion (3,000,000,000) shares of stock, with a par value of One Cent ($.01) per share, having an aggregate par value of $30,000,000, all of which shall be considered common stock. The allocation of shares to each of its thirty-two existing classes is as follows:

                                                                Number of Shares of Common Stock
                                                                   (par value $.01 per share)
                    CLASS DESIGNATION                                      ALLOCATED
                    -----------------                                      ---------

The U.S. Large Company Portfolio Shares                                      200,000,000

The U.S. 9-10 Small Company                                                  300,000,000
     Portfolio Shares

The DFA One-Year Fixed Income                                                100,000,000
     Portfolio Shares

The DFA Five-Year Government                                                 100,000,000
     Portfolio Shares

The United Kingdom Small Company Portfolio Shares                             20,000,000

The Japanese Small Company Portfolio Shares                                   20,000,000

The Continental Small Company                                                 50,000,000
     Portfolio Shares

The DFA Intermediate Government Fixed                                        100,000,000
     Income Portfolio Shares

The DFA Global Fixed Income                                                  100,000,000
     Portfolio Shares

The Pacific Rim Small Company                                                 20,000,000
     Portfolio Shares

The Large Cap International Portfolio Shares                                 150,000,000

The U.S. 6-10 Small Company                                                  100,000,000
     Portfolio Shares


                                                                Number of Shares of Common Stock
                                                                   (par value $.01 per share)
                    CLASS DESIGNATION                                      ALLOCATED
                    -----------------                                      ---------

The U.S. 6-10 Value Portfolio Shares                                         100,000,000


The U.S. Large Cap Value Portfolio Shares                                    100,000,000

The DFA Real Estate Securities Portfolio                                     100,000,000
     Shares

RWB/DFA International High Book to Market                                    100,000,000
     Portfolio Shares

The Emerging Markets Portfolio Shares                                        100,000,000

DFA International Small Cap Value                                            100,000,000
     Portfolio Shares

VA Large Value Portfolio Shares                                               50,000,000

VA Global Bond Portfolio Shares                                               50,000,000

VA Small Value Portfolio Shares                                               50,000,000

VA International Value Portfolio Shares                                       50,000,000

VA International Small Portfolio Shares                                       50,000,000

The VA Short-Term Fixed Portfolio Shares                                      50,000,000

Enhanced U.S. Large Company                                                  100,000,000
     Portfolio Shares

DFA Two-Year Corporate Fixed Income                                          100,000,000
     Portfolio Shares

DFA Two-Year Global Fixed Income                                             100,000,000
     Portfolio Shares

DFA Two-Year Government Portfolio Shares                                     100,000,000

International Small Company Portfolio Shares                                 100,000,000

Emerging Markets Small Cap Portfolio Shares                                  100,000,000

U.S. 4-10 Value Portfolio Shares                                             100,000,000

Emerging Markets Value Portfolio Shares                                      100,000,000

         In accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors of the Corporation has adopted a resolution increasing the total number of shares of stock that the Corporation has authority to issue from Three Billion (3,000,000,000) shares, with a par value of One Cent ($.01) per share and an aggregate par value of Thirty Million Dollars ($30,000,000), to Six Billion (6,000,000,000) shares, with a par value of One Cent ($.01) per share and an aggregate par value of Sixty Million Dollars ($60,000,000).

         The Board of Directors of the Corporation has also adopted a resolution reclassifying One Hundred Million (100,000,000) shares of the unissued stock (par value $.0l per share) of the Corporation previously allocated to the class of stock designated "DFA Two-Year Corporate Fixed Income Portfolio Shares" and reclassifying One Hundred Million (100,000,000) shares of the unissued stock (par value $.01 per share) of the Corporation previously allocated to the class of stock designated "DFA Two-Year Government Portfolio Shares," and by such resolution allocated and classified such Two Hundred Million (200,000,000) shares as follows: One Hundred Million (100,000,000) shares were allocated to the class of stock designated "The U.S. 6-10 Value Portfolio Shares," Forty Million (40,000,000) shares were allocated to the class of stock designated "The DFA One-Year Fixed Income Portfolio Shares," Thirty Million (30,000,000) shares were allocated to the class of stock designated "The Japanese Small Company Portfolio Shares" and Thirty Million (30,000,000) shares were allocated to the class of stock designated "The Pacific Rim Small Company Portfolio Shares."

         SECOND: Following the aforesaid increase of the total number of authorized shares of stock of the Corporation and the aforesaid reclassifications and allocations, the total number of shares of stock which the Corporation is authorized to issue is Six Billion (6,000,000,000) shares, with a par value of One Cent ($.0l) per share and an aggregate par value of Sixty Million Dollars ($60,000,000), and the allocation of shares to each of the thirty classes (each a "Class" and, collectively, the "Classes") is as follows:

                                                                Number of Shares of Common Stock
                                                                   (par value $.01 per share)
                    CLASS DESIGNATION                                      ALLOCATED
                    -----------------                                      ---------

The U.S. Large Company Portfolio Shares                                      200,000,000

The U.S. 9-10 Small Company                                                  300,000,000
     Portfolio Shares

The DFA One-Year Fixed Income                                                140,000,000
     Portfolio Shares

The DFA Five-Year Government                                                 100,000,000
     Portfolio Shares

The United Kingdom Small Company                                              20,000,000
     Portfolio Shares

The Japanese Small Company Portfolio Shares                                   50,000,000

The Continental Small Company                                                 50,000,000
     Portfolio Shares


                                                                Number of Shares of Common Stock
                                                                   (par value $.01 per share)
                    CLASS DESIGNATION                                      ALLOCATED
                    -----------------                                      ---------

The DFA Intermediate Government Fixed                                        100,000,000
     Income Portfolio Shares

The DFA Global Fixed Income                                                  100,000,000
     Portfolio Shares

The Pacific Rim Small Company                                                 50,000,000
     Portfolio Shares

The Large Cap International Portfolio Shares                                 150,000,000

The U.S. 6-10 Small Company                                                  100,000,000
     Portfolio Shares

The U.S. 6-10 Value Portfolio Shares                                         200,000,000

The U.S. Large Cap Value Portfolio Shares                                    100,000,000

The DFA Real Estate Securities Portfolio                                     100,000,000
     Shares

RWB/DFA International High Book to Market                                    100,000,000
     Portfolio Shares

The Emerging Markets Portfolio Shares                                        100,000,000

DFA International Small Cap Value                                            100,000,000
     Portfolio Shares

VA Large Value Portfolio Shares                                               50,000,000

VA Global Bond Portfolio Shares                                               50,000,000

VA Small Value Portfolio Shares                                               50,000,000

VA International Value Portfolio Shares                                       50,000,000

VA International Small Portfolio Shares                                       50,000,000

The VA Short-Term Fixed Portfolio Shares                                      50,000,000

Enhanced U.S. Large Company                                                  100,000,000
     Portfolio Shares

DFA Two-Year Global Fixed Income                                             100,000,000
     Portfolio Shares

International Small Company Portfolio Shares                                 100,000,000

Emerging Markets Small Cap Portfolio Shares                                  100,000,000

U.S. 4-10 Value Portfolio Shares                                             100,000,000

Emerging Markets Value Portfolio Shares                                      100,000,000

         THIRD: A description of the shares of each Class, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation is as follows:

         The holder of each share of each Class shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock then standing in his or her name on the books of the Corporation. All shares of the Classes then issued and outstanding and entitled to vote, irrespective of Class, shall be voted in the aggregate and not by Class, except: (1) when otherwise expressly provided by the Maryland General Corporation Law; (2) when required by the Investment Company Act of 1940, as amended, shares shall be voted by Class; and (3) when a matter to be voted upon does not affect any interest of a particular Class then only shareholders of the affected Class or Classes shall be entitled to vote thereon.

         Each share of each Class shall have the following preferences and special rights, restrictions, and limitations:

                  (1) All consideration received by the Corporation for the issue or sale of stock of a Class, together with all income, earnings, profits, and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to such Class, subject only to the rights of the creditors.

                  (2) Dividends or distributions on shares of a Class and redemptions of such Class shall be paid only out of earnings, surplus, or other lawfully available assets belonging to such Class.

                  (3) The Corporation may deduct from the proceeds of redemption of shares of each Class the cost incurred in liquidating investment securities to pay redemptions in cash as set forth in the By-Laws.

                  (4) In the event of the liquidation or dissolution of the Corporation, holders of each Class shall be entitled to receive, as a Class, out of the assets of the Corporation available for distribution to shareholders, but other than general assets not belonging to any particular Class, the assets belonging to such Class; and the assets so distributable to such shareholders shall be distributed among such shareholders in proportion to the asset value of such shares. In addition, such holders shall be entitled to receive their proportionate share of assets of the Corporation which do not belong solely to any particular Class, as determined by the Board of Directors.

                  (5) The assets belonging to each Class shall be charged with the liabilities in respect to such Class, and shall also be charged with their share of the general liabilities of the Corporation as determined by the Board of Directors, such determination shall be conclusive for all purposes.

         FOURTH: The shares aforesaid have been duly classified and allocated by the Board of Directors pursuant to authority contained in the charter of the Corporation.

         FIFTH: The undersigned Vice President hereby acknowledges these Articles Supplementary to the charter to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects, and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its Vice President and attested to by its Secretary on this 11th day of November, 1998.


ATTEST:                         DFA INVESTMENT DIMENSIONS GROUP INC.


/S/ IRENE R. DIAMANT            By:  /S/ MICHAEL T. SCARDINA
-----------------------------        -------------------------------------------
Irene R. Diamant, Secretary          Michael T. Scardina
                                     Vice President, Chief Financial Officer and
                                     Treasurer



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